SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2003

Date of Report (Date of earliest event reported)

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49604	22-1852179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033

(Address of principal executive offices)

(703) 218-6000

(Registrant’s telephone number, including area code)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On February 28, 2003, ManTech International Corporation announced that its acquisition by way of merger of Integrated Data Systems Corporation had closed.

Under the terms of the merger agreement by and among Integrated Data Systems Corporation, the shareholders of Integrated Data Systems Corporation, ManTech Kappa Corporation, and ManTech International Corporation, ManTech Kappa Corporation, a newly formed subsidiary of ManTech International Corporation, merged with and into Integrated Data Systems Corporation, with Integrated Data Systems Corporation surviving the merger as a wholly owned subsidiary of ManTech International Corporation operating under the new name ManTech Integrated Data Systems Corporation. The purchase price was $62.7 million in cash plus an earnout through the end of calendar year 2004. ManTech funded this acquisition using proceeds from its follow-on offering completed in December 2002. The purchase price was determined based on arm’s length negotiations among the parties.

Integrated Data Systems Corporation, based in Chantilly, VA., is a technology solutions company that specializes in software development, systems integration, network design/support, messaging and collaboration strategies, Internet/Intranet information systems, and information security for customers in the Department of Defense and intelligence community.

The summary of the transaction described above is qualified by reference to the Agreement and Plan of Merger, by and among Integrated Data Systems Corporation, the shareholders of Integrated Data Systems Corporation, ManTech Kappa Corporation, and ManTech International Corporation, dated February 24, 2003, the press release dated February 24, 2003, regarding the signing of the transaction and the press release dated February 28, 2003, regarding the closing of the transaction, all of which are attached as exhibits hereto and incorporated by reference herein.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for ManTech International Corporation to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 14, 2003.

(b) Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for ManTech International Corporation to provide the financial statements required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 14, 2003.

(c) Exhibits

2.1

Agreement and Plan of Merger, by and among Integrated Data Systems Corporation, the shareholders of Integrated Data Systems Corporation, ManTech Kappa Corporation, and ManTech International Corporation, dated February 24, 2003. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Merger.

99.1	Press Release regarding the signing of the Agreement and Plan of Merger dated February 24, 2003.

99.2	Press Release regarding completion of the acquisition dated February 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 14th day of March, 2003.

MANTECH INTERNATIONAL CORPORATION

/s/ JOHN A. MOORE, JR.
Name: Title:	John A. Moore, Jr. Executive Vice President, Chief Financial Officer and Treasurer